Exhibit 5.2

SMITH, ANDERSON, BLOUNT,

DORSETT, MITCHELL & JERNIGAN, L.L.P.

LAWYERS

OFFICES 150 Fayetteville Street, Suite 2800 Raleigh, North Carolina 27601 _________	July 13, 2026	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611 _________

TELEPHONE: (919) 821-1220

FACSIMILE: (919) 821-6800

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

Re:	Advance Auto Parts, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as North Carolina counsel to the direct and indirect subsidiaries of Advance Auto Parts, Inc., a Delaware corporation (the “Company”), listed on Schedule I attached hereto (each a “NC Subsidiary Guarantor” and collectively the “NC Subsidiary Guarantors”), in connection with a registration statement on Form S-3, including a base prospectus (the “Registration Statement”), to be filed by the Company and certain subsidiaries of the Company including the NC Subsidiary Guarantors (collectively the “Guarantors”) on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of an indeterminate amount of one or more series of the following securities: (i) debt securities of the Company (the “Debt Securities”); (ii) guarantees of the Debt Securities issued by the Guarantors (the “Guarantees”); (iii) shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Shares”); (iv) shares of common stock, $0.0001 par value per share, of the Company (the “Common Shares”); (v) warrants to purchase Debt Securities (the “Debt Warrants”), Preferred Shares (the “Preferred Stock Warrants”) and Common Shares of the Company (the “Common Stock Warrants”); (vi) Preferred Shares represented by depositary receipts of the Company (the “Depositary Shares”); (vii) stock purchase contracts for Common Shares and Preferred Shares of the Company (the “Purchase Contracts”); and (viii) units comprised of two or more of any of the Securities (the “Units” and, together with items (i) through (vii), collectively, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed necessary to render the opinions contained herein. The documents reviewed included, among others:

(a)	the Registration Statement;

(b)	a copy of the Articles of Incorporation of each NC Subsidiary Guarantor identified as a corporation on Schedule I attached hereto (each an “NC Corporate Subsidiary Guarantor”);

Advance Auto Parts, Inc.

July 13, 2026

(c)	a copy of the Articles of Organization of each NC Subsidiary Guarantor identified as a limited liability company on Schedule I attached hereto (each an “NC LLC Subsidiary Guarantor”);

(d)	a copy of the Bylaws or Amended and Restated Bylaws, as the case may be, of each NC Corporate Subsidiary Guarantor; and

(e)	a copy of the Operating Agreement of each NC LLC Subsidiary Guarantor.

We call to your attention the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company and the NC Subsidiary Guarantors, without investigation or analysis of any underlying data contained therein.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and we express no opinion as to the laws of any other jurisdiction. This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise recipients regarding, opinion letters of this kind. The opinions set forth herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, including the securities laws of the State of North Carolina.

In rendering the opinions set forth below, we have assumed that (i) the Registration Statement and all amendments thereto (including post-effective amendments) will have become effective under the Act and will continue to be so effective, (ii) a prospectus supplement to the prospectus contained in the Registration Statement, describing any Securities offered thereby, will have been prepared and filed with the Commission under the Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement, (iv) (a) any senior Debt Securities and senior Guarantees will be issued pursuant to the indenture, dated as of April 29, 2010, among the Company, the NC Subsidiary Guarantors and each of the other subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Senior Debt Trustee”), filed as Exhibit 4.1 to the Registration Statement (the “Senior Indenture”), as may be supplemented from time to time, and (b) any subordinated Debt Securities and subordinated Guarantees will be issued pursuant to a subordinated indenture that will be entered into between the Company, any applicable guarantors and a designated trustee (each, a “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (v) each Indenture under which any Debt Securities are issued has been or will be qualified under the Trust Indenture Act of 1939, as amended, (vi) the organizational documents of each NC Subsidiary Guarantor, as amended as of the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of our opinions set forth below, (vii) the issuance, sale, amount and terms of any Guarantees applicable to any Debt

Advance Auto Parts, Inc.

July 13, 2026

Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors (or equivalent) of each NC Subsidiary Guarantor, or a duly authorized committee of such board of directors (or equivalent) of each NC Subsidiary Guarantor, consistent with the procedures and terms described in the Registration Statement and in accordance with such NC Subsidiary Guarantor’s organizational documents and applicable North Carolina corporate or limited liability company law, as applicable, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on such NC Subsidiary Guarantor or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities, (viii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance, sale or delivery of such Security, nor the compliance by each NC Subsidiary Guarantor with the terms of such Security, (a) will violate (1) any applicable law or (2) the organizational documents of such NC Subsidiary Guarantor or (b) will result in a violation or breach of (1) any provision of any instrument or agreement then binding upon such NC Subsidiary Guarantor or any of its assets or (2) any restriction imposed by any court or governmental body having jurisdiction over such NC Subsidiary Guarantor or any of its assets and (ix) any applicable purchase, underwriting or similar agreement, and any other applicable agreement with respect to any Securities offered or sold, will have been duly authorized and validly executed and delivered by each NC Subsidiary Guarantor.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1. Each NC Subsidiary Guarantor is a corporation or limited liability company, as applicable, in existence and in good standing under the laws of the State of North Carolina.

2. Each NC Subsidiary Guarantor has the corporate or limited liability company power, as applicable, to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Guarantees.

3. The Guarantees, upon being duly authorized by all necessary corporate or limited liability company action, as applicable, executed by an authorized signatory of each NC Subsidiary Guarantor, and delivered in accordance with the terms of the Indentures and applicable corporate or limited liability company law, will be validly authorized, executed and delivered for corporate or limited liability company law purposes, as applicable, by each NC Subsidiary Guarantor.

The opinions expressed above are subject to the following additional assumptions, qualifications and limitations:

(A)

Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

Advance Auto Parts, Inc.

July 13, 2026

(B)

Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

(C)

In rendering our opinion in paragraph 1 above that each NC Subsidiary Guarantor “is a corporation or limited liability company, as applicable, in existence and in good standing,” we have relied solely upon a Certificate of Existence regarding such NC Subsidiary Guarantor issued by the Secretary of State of the State of North Carolina dated as of the dates set forth on Schedule I attached hereto.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Hogan Lovells Cadwalader US LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of Securities, as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

SCHEDULE I

NC Subsidiary Guarantors

Opinion Party	Type	Certificate of Existence
General Parts Distribution LLC	Limited Liability Company	June 10, 2026

General Parts International, LLC	Limited Liability Company	June 10, 2026

General Parts, Inc.	Corporation	June 10, 2026